Taubman Centers, Inc.	T 248.258.6800
200 East Long Lake Road	www.taubman.com
Suite 300
Bloomfield Hills, Michigan
48304-2324

CONTACT:
Barbara Baker
Taubman, Vice President, Investor Relations
248-258-7367
bbaker@taubman.com

FOR IMMEDIATE RELEASE

TAUBMAN CENTERS ISSUES THIRD QUARTER RESULTS
•	FFO per Share Up 8.8%
•	Comparable Center Occupancy Up 0.4%
•	Strong Balance Sheet

BLOOMFIELD HILLS, Mich. Oct. 21, 2008 - - Taubman Centers, Inc. (NYSE:  TCO) today reported financial results for the quarter and year-to-date periods ended September 30, 2008.

Net income allocable to common shareholders per diluted common share (EPS) for the quarter ended September 30, 2008 was $0.17, up from $0.15 during the third quarter of 2007.  EPS for the nine month period ended September 30, 2008 was $0.26 versus $0.50 for the nine month period ended September 30, 2007.

For the quarter ended September 30, 2008, Funds from Operations (FFO) per diluted share was $0.74, up 8.8 percent from $0.68 per share for the quarter ended September 30, 2007.  For the nine months ended September 30, 2008, FFO per diluted share was $2.08, up 3.5 percent from $2.01 per share for the nine months ended September 30, 2007.

“Given the current environment, we’re very pleased that our business continues to generate solid results,” said Robert S. Taubman, chairman, president and chief executive officer of Taubman Centers.   “Our performance was driven by increases in rents from our existing portfolio and the contribution from The Mall at Partridge Creek (Clinton Township, Mich.), which opened in October 2007."

Increases in Occupancy, Sales and Rents
Comparable center occupancy for the portfolio was 90.6 percent at September 30, 2008, up 0.4 percent from 90.2 percent on September 30, 2007.  Comparable center leased space at September 30, 2008 was 92.5 percent versus 93.4 percent on September 30, 2007.

Rents in Taubman’s consolidated portfolio averaged $44.20 for the quarter, an increase of 3.2 percent from the third quarter of 2007.  Rents in Taubman’s consolidated portfolio averaged $44.40 for the year-to-date period, an increase of 2.8 percent from the first nine months of 2007.  In the Unconsolidated Joint Ventures, rents averaged $44.48 for the quarter, an increase of 2.7 percent from the third quarter of 2007.  Rents in the Unconsolidated Joint Ventures averaged $44.71 for the year-to-date period, an increase of 5.6 percent from the first nine months of 2007.

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Taubman Centers/2

Mall tenant sales per square foot increased 0.5 percent for the quarter and 2.3 percent for the nine months ended September 30.  “We’re pleased to continue to report tenant sales per square foot growth during a time of such economic uncertainty,” said Mr. Taubman.   “The consumer clearly moderated spending as the quarter progressed.  Nonetheless, shoppers continue to make our well-leased centers preferred destinations.”

Strong Balance Sheet
Taubman is financed with property-specific secured debt and has no maturities until fall 2010, when its share of three loans totaling $264 million mature.  The company’s secured credit lines total $590 million and mature in 2011 with a one year extension option to 2012 on $550 million of the lines.   As of September 30, $225 million is utilized.

“In these challenging capital markets, we are pleased that our conservative financial approach is allowing us to continue to pursue our growth strategies,” said Lisa A. Payne, Taubman Centers vice chairman and chief financial officer.

Guidance
For the full year 2008, the company expects to be at the lower end of its previously announced FFO per share range of $3.01 to $3.07.  Net income allocable to common shareholders for the year is expected to be in the range of $0.64 to $0.84 per share.

Supplemental Investor Information Available
The company provides supplemental investor information along with its earnings announcements.  It is available online at www.taubman.com under “Investor Relations.”  This packet includes the following information:
•	Income Statements
•	Earnings Reconciliations
•	Changes in Funds from Operations and Earnings Per Share
•	Components of Other Operating Income, Other Operating Expense and Gains on Land Sales, Interest Income and Other Non-operating Income
•	Recoveries Ratio Analysis
•	Balance Sheets
•	Debt Summary
•	Other Debt, Equity, and Certain Balance Sheet Information
•	Construction
•	Capital Spending
•	Operational Statistics
•	Owned Centers
•	Major Tenants in Owned Portfolio
•	Anchors in Owned Portfolio

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Taubman Centers/3

Investor Conference Call
The company will provide an online Web simulcast and rebroadcast of its 2008 third quarter earnings release conference call in which the company will review the results for the quarter, progress on its developments, its financing plans and update its guidance.  The live broadcast of the conference call will be available online at www.taubman.com under "Investor Relations," www.earnings.com , www.streetevents.com and www.investorcalendar.com on October 22 beginning at 10:00 a.m. Eastern Time.  The online replay will follow shortly after the call and continue for approximately 90 days.  In addition, the conference call will be available as a podcast at www.reitcafe.com.

Taubman Centers is a real estate investment trust engaged in the development and management of regional and super regional shopping centers.  Taubman’s 24 U.S. owned and/or managed properties, the most productive in the industry, serve major markets from coast to coast.  The company’s Taubman Asia subsidiary is developing retail projects in Macao, China and Incheon, South Korea.  Taubman Centers is headquartered in Bloomfield Hills, Michigan. For more information about Taubman, visit www.taubman.com.

For ease of use, references in this press release to “Taubman Centers” or “Taubman” mean Taubman Centers, Inc. or one or more of a number of separate, affiliated entities.  Business is actually conducted by an affiliated entity rather than Taubman Centers, Inc. itself.

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements reflect management's current views with respect to future events and financial performance. Actual results may differ materially from those expected because of various risks and uncertainties, including, but not limited to changes in general economic and real estate conditions, changes in the interest rate environment and the availability of financing, and adverse changes in the retail industry. Other risks and uncertainties are discussed in the company's filings with the Securities and Exchange Commission including its most recent Annual Report on Form 10-K.

Taubman Centers/4 TAUBMAN CENTERS, INC.
Table 1 - Summary of Results
For the Three and Nine Months Ended September 30, 2008 and 2007
(in thousands of dollars, except as indicated)

	Three Months Ended		Nine Months Ended
	2008	2007	2008	2007

Income before minority and preferred interests	27,836	25,461	72,766	78,013
Minority share of consolidated joint ventures (1)	(1,416)	(1,044)	(3,722)	(3,578)
Distributions in excess of minority share of income of consolidated joint ventures (1)	(1,578)	(1,806)	(7,973)	(2,847)
Minority share of income of TRG (1)	(7,445)	(6,849)	(17,866)	(21,777)
Distributions in excess of minority share of income of TRG (1)	(3,927)	(3,640)	(16,268)	(9,910)
TRG preferred distributions	(615)	(615)	(1,845)	(1,845)
Net income	12,855	11,507	25,092	38,056
Preferred dividends	(3,658)	(3,658)	(10,975)	(10,975)
Net income allocable to common shareowners	9,197	7,849	14,117	27,081
Net income per common share - basic	0.17	0.15	0.27	0.51
Net income per common share - diluted	0.17	0.15	0.26	0.50
Beneficial interest in EBITDA - Consolidated Businesses (2)	78,973	72,640	231,550	218,650
Beneficial interest in EBITDA - Unconsolidated Joint Ventures (2)	25,636	25,543	71,394	70,963
Funds from Operations (2)	59,712	54,973	167,681	164,846
Funds from Operations allocable to TCO (2)	39,764	36,205	111,588	108,700
Funds from Operations per common share - basic (2)	0.75	0.69	2.11	2.05
Funds from Operations per common share - diluted (2)	0.74	0.68	2.08	2.01
Weighted average number of common shares outstanding - basic	52,908,924	52,456,144	52,815,246	53,093,894
Weighted average number of common shares outstanding - diluted	53,412,236	53,073,989	53,370,218	53,731,959
Common shares outstanding at end of period	52,948,733	52,308,307
Weighted average units - Operating Partnership - basic	79,450,825	79,648,017	79,365,719	80,518,440
Weighted average units - Operating Partnership - diluted	80,825,398	81,137,124	80,791,952	82,027,766
Units outstanding at end of period - Operating Partnership	79,481,177	79,169,604
Ownership percentage of the Operating Partnership at end of period	66.6%	66.1%
Number of owned shopping centers at end of period	23	22	23	22

Operating Statistics:
Mall tenant sales (3)	1,112,502	1,075,465	3,312,137	3,179,929
Ending occupancy	90.5%	90.0%	90.5%	90.0%
Ending occupancy - comparable (4)	90.6%	90.2%	90.6%	90.2%
Average occupancy	90.4%	89.8%	90.1%	89.8%
Average occupancy - comparable (4)	90.5%	90.0%	90.3%	90.0%
Leased space at end of period	92.4%	93.3%	92.4%	93.3%
Leased space at end of period - comparable (4)	92.5%	93.4%	92.5%	93.4%
Mall tenant occupancy costs as a percentage of tenant sales - Consolidated Businesses (3)	15.6%	14.8%	15.6%	15.2%
Mall tenant occupancy costs as a percentage of tenant sales - Unconsolidated Joint Ventures (3)	14.7%	14.1%	14.1%	13.6%
Rent per square foot - Consolidated Businesses (4)	44.20	42.84	44.40	43.21
Rent per square foot - Unconsolidated Joint Ventures (4)	44.48	43.32	44.71	42.35

Taubman Centers/5

(1)
Because the net equity balances of the Operating Partnership and the outside partners in certain consolidated joint ventures are less than zero, the income allocated to the minority and outside partners during the three and nine months ended September 30, 2008 and 2007 is equal to their share of distributions. The net equity of these minority partners is less than zero due to accumulated distributions in excess of net income and not as a result of operating losses.

(2)
Beneficial Interest in EBITDA represents the Operating Partnership’s share of the earnings before interest, income taxes, and depreciation and amortization of its consolidated and unconsolidated businesses. The Company believes Beneficial Interest in EBITDA provides a useful indicator of operating performance, as it is customary in the real estate and shopping center business to evaluate the performance of properties on a basis unaffected by capital structure.

The National Association of Real Estate Investment Trusts (NAREIT) defines Funds from Operations (FFO) as net income (loss) (computed in accordance with Generally Accepted Accounting Principles (GAAP)), excluding gains (or losses) from extraordinary items and sales of properties, plus real estate related depreciation and after adjustments for unconsolidated partnerships and joint ventures. The Company believes that FFO is a useful supplemental measure of operating performance for REITs. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, the Company and most industry investors and analysts have considered presentations of operating results that exclude historical cost depreciation to be useful in evaluating the operating performance of REITs. FFO is primarily used by the Company in measuring performance and in formulating corporate goals and compensation.

These non-GAAP measures as presented by the Company are not necessarily comparable to similarly titled measures used by other REITs due to the fact that not all REITs use common definitions. None of these non-GAAP measures should be considered alternatives to net income as an indicator of the Company's operating performance, and they do not represent cash flows from operating, investing, or financing activities as defined by GAAP.

(3)	Based on reports of sales furnished by mall tenants.

(4)	Statistics exclude The Mall at Partridge Creek and The Pier Shops at Caesars. The 2007 statistics have been restated to include comparable centers to 2008.

Taubman Centers/6

TAUBMAN CENTERS, INC.
Table 2 - Income Statement
For the Three Months Ended September 30, 2008 and 2007
(in thousands of dollars)

	2008		2007
	UNCONSOLIDATED		UNCONSOLIDATED
	CONSOLIDATED	JOINT	CONSOLIDATED	JOINT
	BUSINESSES	VENTURES (1)	BUSINESSES	VENTURES (1)

REVENUES:
Minimum rents	87,401	39,187	81,273	37,480
Percentage rents	3,262	1,681	3,208	1,299
Expense recoveries	60,838	25,011	53,624	23,911
Management, leasing, and development services	3,316		3,881
Other	8,896	1,175	8,667	1,675
Total revenues	163,713	67,054	150,653	64,365

EXPENSES:
Maintenance, taxes, and utilities	48,741	17,201	44,158	15,580
Other operating	18,482	3,892	16,574	3,048
Management, leasing, and development services	1,843		2,074
General and administrative	6,790		7,414
Interest expense	36,039	16,471	33,628	15,980
Depreciation and amortization	35,464	9,923	33,757	9,518
Total expenses	147,359	47,487	137,605	44,126

Gains on land sales and other nonoperating income	411	115	1,138	375
	16,765	19,682	14,186	20,614
Income tax expense	(218)
Equity in income of Unconsolidated Joint Ventures	11,289		11,275

Income before minority and preferred interests	27,836		25,461
Minority and preferred interests:
TRG preferred distributions	(615)		(615)
Minority share of consolidated joint ventures	(1,416)		(1,044)
Distributions in excess of minority share of income of consolidated joint ventures	(1,578)		(1,806)
Minority share of income of TRG	(7,445)		(6,849)
Distributions in excess of minority share of income of TRG	(3,927)		(3,640)
Net income	12,855		11,507
Preferred dividends	(3,658)		(3,658)
Net income allocable to common shareowners	9,197		7,849

SUPPLEMENTAL INFORMATION:
EBITDA - 100%	88,268	46,076	81,571	46,112
EBITDA - outside partners' share	(9,295)	(20,440)	(8,931)	(20,569)
Beneficial interest in EBITDA	78,973	25,636	72,640	25,543
Beneficial interest expense	(31,088)	(8,570)	(29,892)	(8,369)
Beneficial income tax expense	(218)
Non-real estate depreciation	(748)		(676)
Preferred dividends and distributions	(4,273)		(4,273)
Funds from Operations contribution	42,646	17,066	37,799	17,174

Net straightline adjustments to rental revenue, recoveries,
and ground rent expense at TRG %	251	162	432	260

(1)
With the exception of the Supplemental Information, amounts include 100% of the Unconsolidated Joint Ventures. Amounts are net of intercompany transactions. The Unconsolidated Joint Ventures are presented at 100% in order to allow for measurement of their performance as a whole, without regard to the Company's ownership interest. The Company accounts for its investments in the Unconsolidated Joint Ventures under the equity method.

Taubman Centers/7

TAUBMAN CENTERS, INC.
Table 3- Income Statement
For the Year to Date Periods Ended September 30, 2008 and 2007
(in thousands of dollars)

	2008		2007
		UNCONSOLIDATED		UNCONSOLIDATED
	CONSOLIDATED	JOINT	CONSOLIDATED	JOINT
	BUSINESSES	VENTURES (1)	BUSINESSES	VENTURES (1)

REVENUES:
Minimum rents	261,554	116,395	239,435	113,051
Percentage rents	7,162	3,600	6,513	3,930
Expense recoveries	178,686	69,089	162,170	69,320
Management, leasing, and development services	10,901		12,403
Other	23,239	5,541	27,432	5,758
Total revenues	481,542	194,625	447,953	192,059

EXPENSES:
Maintenance, taxes, and utilities	138,766	48,629	127,664	49,278
Other operating	56,478	16,026	49,448	14,227
Management, leasing, and development services	6,521		6,660
General and administrative	23,066		21,750
Interest expense	108,993	48,624	95,512	50,401
Depreciation and amortization	106,978	29,385	99,858	29,473
Total expenses	440,802	142,664	400,892	143,379

Gains on land sales and other nonoperating income	3,670	594	2,252	1,189
	44,410	52,555	49,313	49,869
Income tax expense	(658)
Equity in income of Unconsolidated Joint Ventures	29,014		28,700

Income before minority and preferred interests	72,766		78,013
Minority and preferred interests:
TRG preferred distributions	(1,845)		(1,845)
Minority share of consolidated joint ventures	(3,722)		(3,578)
Distributions in excess of minority share of income of consolidated joint ventures	(7,973)		(2,847)
Minority share of income of TRG	(17,866)		(21,777)
Distributions in excess of minority share of income of TRG	(16,268)		(9,910)
Net income	25,092		38,056
Preferred dividends	(10,975)		(10,975)
Net income allocable to common shareowners	14,117		27,081

SUPPLEMENTAL INFORMATION:
EBITDA - 100%	260,381	130,564	244,683	129,743
EBITDA - outside partners' share	(28,831)	(59,170)	(26,033)	(58,780)
Beneficial interest in EBITDA	231,550	71,394	218,650	70,963
Beneficial interest expense	(94,307)	(25,289)	(84,938)	(24,996)
Beneficial income tax expense	(658)
Non-real estate depreciation	(2,189)		(2,013)
Preferred dividends and distributions	(12,820)		(12,820)
Funds from Operations contribution	121,576	46,105	118,879	45,967

Net straightline adjustments to rental revenue, recoveries,
and ground rent expense at TRG %	1,319	275	1,147	499

(1)
With the exception of the Supplemental Information, amounts include 100% of the Unconsolidated Joint Ventures. Amounts are net of intercompany transactions. The Unconsolidated Joint Ventures are presented at 100% in order to allow for measurement of their performance as a whole, without regard to the Company's ownership interest. In its consolidated financial statements, the Company accounts for its investments in the Unconsolidated Joint Ventures under the equity method.

Taubman Centers/8
TAUBMAN CENTERS, INC.
Table 4- Reconciliation of Net Income Allocable to Common Shareowners to Funds from Operations
For the Periods Ended September 30, 2008 and 2007
(in thousands of dollars; amounts allocable to TCO may not recalculate due to rounding)

	Three Months Ended		Year To Date
	2008	2007	2008	2007

Net income allocable to common shareowners	9,197	7,849	14,117	27,081

Add (less) depreciation and amortization:
Consolidated businesses at 100%	35,464	33,757	106,978	99,858
Minority partners in consolidated joint ventures	(2,928)	(4,151)	(10,423)	(11,881)
Share of unconsolidated joint ventures	5,777	5,899	17,091	17,267
Non-real estate depreciation	(748)	(676)	(2,189)	(2,013)

Add minority interests:
Minority share of income of TRG	7,445	6,849	17,866	21,777
Distributions in excess of minority share of income of TRG	3,927	3,640	16,268	9,910
Distributions in excess of minority share of income of
consolidated joint ventures	1,578	1,806	7,973	2,847

Funds from Operations	59,712	54,973	167,681	164,846

TCO's average ownership percentage of TRG	66.6%	65.9%	66.5%	65.9%

Funds from Operations allocable to TCO	39,764	36,205	111,588	108,700

Taubman Centers/9

TAUBMAN CENTERS, INC.
Table 5- Reconciliation of Net Income to Beneficial Interest in EBITDA
For the Periods Ended September 30, 2008 and 2007
(in thousands of dollars; amounts allocable to TCO may not recalculate due to rounding)

	Three Months Ended		Year To Date
	2008	2007	2008	2007

Net income	12,855	11,507	25,092	38,056

Add (less) depreciation and amortization:
Consolidated businesses at 100%	35,464	33,757	106,978	99,858
Minority partners in consolidated joint ventures	(2,928)	(4,151)	(10,423)	(11,881)
Share of unconsolidated joint ventures	5,777	5,899	17,091	17,267

Add (less) preferred interests, interest expense, and income tax expense:
Preferred distributions	615	615	1,845	1,845
Interest expense:
Consolidated businesses at 100%	36,039	33,628	108,993	95,512
Minority partners in consolidated joint ventures	(4,951)	(3,736)	(14,686)	(10,574)
Share of unconsolidated joint ventures	8,570	8,369	25,289	24,996
Income tax expense	218		658

Add minority interests:
Minority share of income of TRG	7,445	6,849	17,866	21,777
Distributions in excess of minority share of income of TRG	3,927	3,640	16,268	9,910
Distributions in excess of minority share of income of
consolidated joint ventures	1,578	1,806	7,973	2,847

Beneficial Interest in EBITDA	104,609	98,183	302,944	289,613

TCO's average ownership percentage of TRG	66.6%	65.9%	66.5%	65.9%

Beneficial Interest in EBITDA allocable to TCO	69,670	64,663	201,607	190,971

Taubman Centers/10

TAUBMAN CENTERS, INC.
Table 6- Balance Sheets
As of September 30, 2008 and December 31, 2007
(in thousands of dollars)

	As of
	September 30, 2008	December 31, 2007
Consolidated Balance Sheet of Taubman Centers, Inc.:

Assets:
Properties	3,806,039	3,781,136
Accumulated depreciation and amortization	(1,017,609)	(933,275)
	2,788,430	2,847,861
Investment in Unconsolidated Joint Ventures	93,419	92,117
Cash and cash equivalents	36,698	47,166
Accounts and notes receivable, net	40,947	52,161
Accounts and notes receivable from related parties	2,226	2,283
Deferred charges and other assets	220,143	109,719
	3,181,863	3,151,307

Liabilities:
Notes payable	2,784,189	2,700,980
Accounts payable and accrued liabilities	243,829	296,385
Dividends and distributions payable	21,973	21,839
Distributions in excess of investments in and net income of
Unconsolidated Joint Ventures	152,248	100,234
	3,202,239	3,119,438

Preferred Equity of TRG	29,217	29,217

Minority interests in TRG and consolidated joint ventures	7,327	18,494

Shareowners' Equity:
Series B Non-Participating Convertible Preferred Stock	27	27
Series G Cumulative Redeemable Preferred Stock
Series H Cumulative Redeemable Preferred Stock
Common Stock	529	526
Additional paid-in capital	554,140	543,333
Accumulated other comprehensive income (loss)	(8,422)	(8,639)
Dividends in excess of net income	(603,194)	(551,089)
	(56,920)	(15,842)
	3,181,863	3,151,307

Combined Balance Sheet of Unconsolidated Joint Ventures (1):

Assets:
Properties	1,078,007	1,056,380
Accumulated depreciation and amortization	(358,771)	(347,459)
	719,236	708,921
Cash and cash equivalents	22,779	40,097
Accounts and notes receivable	19,677	26,271
Deferred charges and other assets	23,578	18,229
	785,270	793,518

Liabilities:
Notes payable	1,108,605	1,003,463
Accounts payable and other liabilities	44,794	55,242
	1,153,399	1,058,705

Accumulated Deficiency in Assets:
Accumulated deficiency in assets - TRG	(202,458)	(149,009)
Accumulated deficiency in assets - Joint Venture Partners	(166,129)	(112,709)
Accumulated other comprehensive income (loss) - TRG	(287)	(2,354)
Accumulated other comprehensive income (loss) - Joint Venture Partners	745	(1,115)
	(368,129)	(265,187)
	785,270	793,518
(1) Amounts exclude University Town Center.

Taubman Centers/11

TAUBMAN CENTERS, INC.
Table 7 - 2008 Annual Outlook
(all dollar amounts per common share on a diluted basis; amounts may not add due to rounding)

	Range for Year Ended
	December 31, 2008

Funds from Operations per common share	3.01	3.07

Real estate depreciation - TRG	(1.94)	(1.87)

Depreciation of TCO's additional basis in TRG	(0.13)	(0.13)

Distributions in excess of earnings allocable to minority interest	(0.30)	(0.23)

Net income allocable to common shareowners, per common share	0.64	0.84